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                                                                    EXHIBIT 23.1
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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS
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We consent to the reference to our firm under the caption "Experts" in the
Registration Statement (Pre-Effective Amendment No. 1 to Form S-3 No. 333-43355) and related Prospectus of Sylvan Learning Systems, Inc. for the registration of 300,000 shares of its common stock and to the incorporation by reference therein of our report dated July 10, 1997, with respect to the consolidated financial statements and schedule of Sylvan Learning Systems, Inc. and subsidiaries included in its Current Report on Form 8-K dated July 15, 1997, filed with the Securities and Exchange Commission.


                             /s/ ERNST & YOUNG LLP

Baltimore, MD

January 8, 1998